UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2021

BioPower Operations Corporation

(Exact name of registrant as specified in its charter)

Commission file number: 333-172139

Nevada	333-172139	27-4460232
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20801 Biscayne Blvd., Suite 403 Aventura, FL	33180
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (786) 923-0272

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements or statements which arguably imply or suggest certain things about our future. Statements which express that we “believe,” “anticipate,” “expect,” or “plan to,” and any other similar statements which are not historical fact, are forward-looking statements. These statements are based on assumptions that we believe are reasonable, but there are a number of factors that could cause our actual results to differ materially from those expressed or implied by these statements. You are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements speak as of the date hereof, and we do not undertake any obligation to update or revise any forward-looking statements, except as expressly required by law.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 28, 2021, BioPower Operations Corporation (the “Company”) filed amended and restated articles of incorporation (the “Amended and Restated Articles”) that had the effect of (i) increasing the number of authorized shares of common stock from 100,000,000 to 500,000,000, (ii) increasing the number of authorized shares of preferred stock from 10,000 to 5,000,000, (iii) changing the par value of the preferred stock from $1.00 to $0.0001, and (iv) increasing the number of directors from one to four.

On August 27, 2021, the Company filed with the State of Nevada a certificate of designations for the Series C preferred stock (the “Series C Certificate of Designations”). The Series C Certificate of Designations provides as follows:

1.	Authorized Shares of Series C Preferred Stock. The number of authorized shares of Series C preferred stock will be 900,000.

2.	Conversion. Subject to the other terms and conditions in the Series C Certificate of Designations, a Series C preferred stock holder will have the right from time to time and at any time following the date that is one year after the date on the signature page of the Series C Certificate of Designations to convert each outstanding share of Series C preferred stock into 450 shares of Company common stock. Based on the number of shares of common stock issued and outstanding as of June 29, 2021, if all of the 900,000 shares of Series C preferred stock are issued and subsequently converted, the holders of the converted stock will hold 90% of the issued and outstanding shares of common stock.

3.	Voting. Except as otherwise set forth in the Series C Certificate of Designations, each share of Series C preferred stock will, on any matter submitted to the holders of Company common stock, or any class thereof, for a vote, vote together with the common stock, or any class thereof, as applicable, as one class on such matter, and each share of Series C preferred stock will have 450 votes.

4.	Dividends. The Series C preferred stock is not entitled to receive dividends or distributions.

On October 7, 2021, the Company filed a certificate of amendment (the “Certificate of Amendment”) to its Amended and Restated Articles in order to change its corporate name from BioPower Operations Corporation. to HyFi Corp (the “Name Change”). The Name Change is expected to be effective in the coming weeks, following clearance by the Financial Industry Regulatory Authority (FINRA).

The information set forth above is qualified in its entirety by reference to the actual terms of the Amended and Restated Articles, the Series C Certificate of Designations and the Certificate of Amendment, which are attached hereto as Exhibits 3.1, 3.2 and 3.3, and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On July 14, 2021, stockholders holding shares of the Company’s common stock representing 72% of the voting power of the Company, acting by written consent, approved the Amended and Restated Articles.

On October 4, 2021, stockholders holding shares of the Company’s common stock, representing 72% of the voting power of the Company, acting by written consent, approved the Certificate of Amendment and the Name Change.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Articles.
3.2	Certificate of Designations of Preferences and Rights of Series C Convertible Preferred Stock.
3.3	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioPower Operations Corporation

	By:	/s/ Troy MacDonald
Troy MacDonald
Chief Executive Officer

Date: October 8, 2021